UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 3, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Elevator Asset Sale Transaction

On January 3, 2013, Lakefield Farmers Elevator, LLC (“Lakefield”), as Seller, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with FCA Co-op, a Minnesota cooperative (“FCA”), as Buyer.  Heron Lake BioEnergy, LLC (the “Company”), as the sole member and owner of all of the outstanding membership interests of Lakefield, joined in the execution of the Asset Purchase Agreement, not as a party to the transactions between Seller and Buyer, but solely for the express purposes set forth in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, Lakefield will sell substantially all of its assets, as they existed on November 27, 2012, to FCA, including all real estate, buildings, improvements, grain bins, customer lists, machinery, equipment, bunkers, rolling stock, tools, parts, furniture, fixtures, other fixed assets, a 250,000 bushel grain bin located on adjacent property described in an easement in favor of Lakefield, and certain specified inventory items (the “Transaction”).  Under the Asset Purchase Agreement, the acquired assets specifically exclude Lakefield’s cash, cash equivalents, license deposits, accounts receivable, contracts (other than specified grain contracts), inventory (other than specified grain, fuel, and consumable shop inventory used to operate the business and not held for resale), and all debt and accounts payable owing as of January 30, 2013, the anticipated closing date (the “Closing Date”).

On the Closing Date, which may be extended by mutual agreement of the parties or pursuant to the terms of the Asset Purchase Agreement, FCA will assume “delayed-pricing” contracted corn that is physically on site, not to exceed 462,000 bushels (“DP Corn”).  A federal measure-up of the DP Corn will be conducted on-site on the Closing Date and Lakefield and FCA will settle the DP Corn sale and assumption the next business day.  The purchase and sale of all other physical inventory corn on-site is under discussion between Lakefield and FCA, but is not part of the Asset Purchase Agreement.  Under the Asset Purchase Agreement, Lakefield has agreed to empty its elevator facilities of all corn and soybeans by the Closing Date, other than the DP Corn or any additional corn or soybeans purchased by FCA from Lakefield under any other agreement, provided that Lakefield may extend the Closing Date to February 28, 2013 in order to empty the grain bins.  FCA will also purchase the fuel inventory held for sale on the Closing Date.

The purchase price for the acquired assets is $3,750,000, plus the purchase price for the corn and fuel inventory discussed above (the “Purchase Price”).  The purchase of grain inventory will be based upon the “Daily Position Report” of Lakefield and confirmed by the federal measure up.  The purchase price for fuel will be based on the wholesale cost of such fuel to Lakefield.

FCA has deposited $375,000 as earnest money with a title insurance company (the “Earnest Money”).  The Earnest Money will be: (i) refunded to FCA upon any termination of the Asset Purchase Agreement by FCA in accordance with the Asset Purchase Agreement; (ii) paid over to Lakefield upon any termination of the Asset Purchase Agreement by Lakefield as a result of FCA’s failure to cure its breach under the Asset Purchase Agreement or the failure of a condition to Closing as a result of FCA’s actions or inactions; or (iii) credited to the purchase price at Closing.

On the Closing Date, Lakefield will cease operations at its Lakefield and Wilder, Minnesota locations and allow FCA to confirm the existence and operating condition of all acquired equipment and measure all fuel and grain inventory as discussed above, and FCA will deliver to Lakefield the Purchase Price, less the Earnest Money deposited.  Additionally, the Purchase Price will be adjusted up or down for any additional or missing fixed assets or equipment identified at Closing, based on the fair market value (as agreed by Lakefield and FCA) of such items.

At Closing, Lakefield must pay all of its accounts payable due and owing as of January 30, 2013 and any and all debt owed as of January 30, 2013 as necessary for it to deliver marketable title at Closing to all assets purchased by FCA under the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, Lakefield and the Company each agreed it would not compete with FCA in the grain purchasing business in the cities of Lakefield, Jackson, Round Lake, Trimont, Sherburn or Wilder, Minnesota for a period of five years from the Closing Date.

The Asset Purchase Agreement contains a number of customary representations and warranties by Lakefield to FCA.  The Asset Purchase Agreement also contains conditions precedent to the obligations of Lakefield to complete the transaction.  These conditions include termination of the Corn Storage Agreement between and among Lakefield, the Company and Gavilon, LLC.  If these conditions precedent are not satisfied, or waived by FCA on or before the Closing Date, then FCA may terminate the Asset Purchase Agreement upon five days’ written notice.

The Asset Purchase Agreement also contains a number of customary warranties and certain conditions applicable to the transfer of real estate under the Asset Purchase Agreement, including: (i) payment and proration of real estate taxes; (ii) Lakefield delivering a Limited Warranty Deed to FCA at Closing; (iii) Lakefield providing an updated Owners Policy of Title Insurance and surveyor drawings to FCA; (iv) a ten-day period for FCA to make any commercially reasonable objections to title after receipt of the title commitment and surveyor drawings and an 120-day period for Lakefield to remove any such exceptions; (v) Lakefield retaining any risk of loss or damage to the real estate or personal property prior to Closing; and (vi) Lakefield delivering to FCA a Phase I Environmental Site Assessment by January 18, 2013 (within 15 days after the effective date of the Asset Purchase Agreement).

The Asset Purchase Agreement is also subject to FCA confirming a reasonable financing agreement with its lender by January 13, 2013 (the “Financing Contingency Date”), which date is within ten days of the effective date of the Asset Purchase Agreement.  If FCA is unable to procure the required financing, it may terminate the Asset Purchase Agreement by providing written notice to Lakefield on or before the Financing Contingency Date.  If written notice of termination is not delivered by the Financing Contingency Date, the financing contingency will expire with no further effect.

Information About the Asset Purchase Agreement

The foregoing summary of the Asset Purchase Agreement in this Current Report does not purport to be a complete description of all of the terms and conditions of the Asset Purchase Agreement, is subject to and qualified in its entirety by reference to the Asset Purchase Agreement, which will be attached as an exhibit to the Company’s next Annual Report on Form 10-K for the period ending October 31, 2012, and should also be read in connection with other information regarding the Company and Lakefield that is, or will be, contained in or incorporated into the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents the Company files with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. Risks include, but are not limited to: the conditions to closing the transaction may not be satisfied, tax laws may be changed, the transaction may involve unexpected costs, liabilities, and/or delays, the occurrence of any event, change, or other circumstance that could give rise to the termination of the Asset Purchase Agreement, risks that the transaction disrupts current plans and operations and the potential difficulties in maintaining relationships with employees, customers and other business partners, other risks to consummate the transaction, including the risk that the transaction will not be consummated within the expected time frame or at all, and the risks associated with the ethanol industry and grain purchasing business in general.  Further information and risks regarding factors that could affect the Company’s business, operations, financial results or financial positions are discussed from time to time in the Company’s SEC filings and reports.  The Company’s members and unit holders are urged to consider these risks, uncertainties, and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.   The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: January 9, 2013